Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Euronet Worldwide, Inc.
We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-84046; Form S-3, No. 333-105478; Form S-3, No. 333-111361; Form S-3MEF, No. 333-111363; Form S-3, No. 333-116934; Form S-3, No. 333-117948; Form S-3, No. 333-128228; Form S-3, No. 333-129648; Form S-3ASR, No. 333-141319; Form S-3ASR, No. 333-142434; Form S-3ASR, No. 333-142439; Form S-3ASR, No. 333-142785; Form S-4, No. 333-116938; Form S-8, No. 333-24539; Form S-8, No. 333-83555; Form S-8, No. 333-44890; Form S-8, No. 333-64634; Form S-8, No. 333-71766; Form S-8, No. 333-98013; Form S-8, No. 333-102875; Form S-8, No. 333-116920; and Form S-8, No. 333-136485) of Euronet Worldwide, Inc. of our report dated February 29, 2008, with respect to the consolidated balance sheets of Euronet Worldwide, Inc. and subsidiaries (the Company) as of December 31, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2007, and our report dated February 29, 2008, with respect to the effectiveness of internal control over financial reporting as of December 31, 2007, which reports appear in the December 31, 2007 annual report on Form 10-K of Euronet Worldwide, Inc.
Our report dated February 29, 2008 on the effectiveness of internal control over financial reporting as of December 31, 2007 contains an explanatory paragraph that states Euronet Worldwide, Inc. acquired Omega Logic and RIA Envia, Inc. (RIA) during 2007, and management excluded from its assessment of the effectiveness of Euronet Worldwide, Inc.’s internal controls over financial reporting as of December 31, 2007 Omega Logic and RIA’s internal control over financial reporting associated with total assets of $717.8 million and total revenues of $202.3 million, included in the consolidated financial statements of Euronet Worldwide, Inc. and subsidiaries as of and for the year ended December 31, 2007. Our audit of internal control over financial reporting of Euronet Worldwide, Inc. and subsidiaries also excluded an evaluation of the internal control over financial reporting of Omega Logic and RIA.
/s/ KPMG LLP
Kansas City, Missouri
February 29, 2008

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